EXHIBIT 99.1 – Financial Statements of Business Acquired

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ProElite, Inc.

We have audited the accompanying consolidated balance sheet of ProElite, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProElite, Inc. and subsidiaries as of December 31, 2010, and the results of their operations and their cash flows for the year ended December 31, 2010 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ GUMBINER SAVETT INC.

GUMBINER SAVETT INC.

August 30, 2011
Santa Monica, California

2

ProElite, Inc.
Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$21,694	$138,787
Accounts receivable, gross	53,500	-
Prepaid expenses	-	22,250
Total current assets	75,194	161,037

Other assets
Deposits	-	2,000

Total assets	$75,194	$163,037

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Advances from acquiror	$11,659	$1,482,809
Accounts payable	4,358	76,946
Notes payable	-	725,000
Total current liabilities	16,017	2,284,755

Non-current liabilities

Total liabilities	16,017	2,284,755

Commitments and contingencies

Shareholders’ equity (deficit)

Preferred stock, $0.0001 par, 20,000,000 shares authorized, 100 shares and 0 issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	-	-
Common stock, $0.0001 par, 250,000,000 shares authorized, 66,854,726 and 60,854,726 issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	6,685	6,085
Common stock to be issued	1,079,973	1,079,973
Additional paid-in-capital	84,276,916	81,352,764
Accumulated equity (deficit)	(85,304,396)	(84,560,540)

Total shareholders' equity (deficit)	59,177	(2,121,718)

Total liabilities and shareholders' equity (deficit)	$75,194	$163,037

See Notes to Consolidated Financial Statements

ProElite, Inc.
Consolidated Statements of Operations

	Six Months	Six Months
	Ended	Ended	Year Ended
	June 30,	June 30,	December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)

Revenue
TV licensing	$259,000	$42,500	$324,500

Total revenue	259,000	42,500	324,500

Cost of revenue	-	-	-

Gross profit	259,000	42,500	324,500

Operating expenses
General and administrative expense	896,411	488,304	1,140,337
Stock compensation expense	74,751	145,739	225,635

Total operating expenses	971,162	634,043	1,365,972

Operating (loss)	(712,162)	(591,543)	(1,041,472)

Interest expense	31,694	-	-

Loss before income taxes	(743,856)	(591,543)	(1,041,472)

Provision for income taxes	-		-

Net loss	$(743,856)	$(591,543)	$(1,041,472)
Loss per share - basic and diluted	$(0.01)	$(0.01)	$(0.02)
Weighted average shares outstanding - basic and diluted	63,854,726	60,854,726	60,854,726

See Notes to Consolidated Financial Statements

ProElite, Inc.
Consolidated Statement of Shareholders’ Equity (Deficit)

	Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Par	Shares	Par	Shares	Par
Totals at December 31, 2009	-	-	60,854,726	$6,085	164,280	$1,079,973	$81,127,400	$(83,519,069)	$(1,305,612)

Stock based compensation	-	-	-	-	-	-	225,365	-	225,365

Net loss	-	-	-	-	-	-	-	(1,041,472)	(1,041,472)

Totals at December 31, 2010	-	-	60,854,726	6,085	164,280	1,079,973	81,352,765	(84,560,541)	(2,121,719)

Preferred shares issued to acquiror	100	-	-	-	-	-	2,000,000	-	2,000,000

Common shares issued in settlement of debt and claims	-	-	6,000,000	600	-	-	849,400	-	850,000

Stock based compensation	-	-	-	-	-	-	74,751	-	74,751

Net loss	-	-	-	-	-	-	-	(743,856)	(743,856)

Totals at June 30, 2011	100	$-	66,854,726	$6,685	164,280	$1,079,973	$84,276,916	$(85,304,397)	$59,177

See Notes to Consolidated Financial Statements

ProElite, Inc.
Consolidated Statements of Cash Flows

	Six Months	Six Months	Twelve Months
	Ended	Ended	Ended
	June 30,	June 30,	December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(743,856)	$(591,543)	$(1,041,472)
Adjustments to reconcile net loss
to net cash used in operating activities
Non-cash expense for options	74,751	145,739	225,635
Non-cash portion of settlement expense	350,000	-	-
Increase / (decrease) in:
Accounts receivable	(53,500)	-	-
Deposits and prepaid expenses	24,250	(22,500)	(22,250)
Accounts payable	(72,588)		15,572
Accrued expenses	-	(173,285)	(329,441)

Net cash used in operating activities	(420,943)	(641,589)	(1,151,956)

Cash flows from financing activities:
Advances from acquiror	560,544	766,379	1,257,809
Cash portion of settlement	(256,694)	-	-

Net cash provided by financing activities	303,850	766,379	1,257,809

Net change in cash and equivalents	(117,093)	124,791	105,853

Cash and equivalents, beginning of period	138,787	32,934	32,934

Cash and equivalents, end of period	$21,694	$157,725	$138,787

Non-cash investing and financing activities
Conversion of debt to preferred stock	$2,000,000	-	-
Conversion of debt to common stock	500,000	-	-

See Notes to Consolidated Financial Statements

ProElite, Inc.
Notes to Consolidated Financial Statements

Note 1.    Basis of Presentation and Summary of Significant Accounting Policies

The Company

ProElite, Inc. (“ProElite”) and its subsidiaries (the “Company”) produces and promotes live mixed martial arts fighting (“MMA”) events and operates a social networking website focused exclusively on MMA. The Company’s operating subsidiaries included Elite XC Live.

Effective June 14, 2011, the Company became a subsidiary of Stratus Media Group, Inc. (See Note 3)

Principles of Consolidation

The Company’s consolidated financial statements include the assets, liabilities and operating results of ProElite and its wholly-owned subsidiaries since formation or acquisition of these entities. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements modified by Emerging Issues Task Force ("EITF") No. 00-21 and SAB No. 104 which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured.

The Company earns revenue from royalty fees associated with live events that are licensed to another MMA company broadcast on television. Revenue and a related account receivable is recorded upon completion of the televised event based on event statistics from the licensee.

Cost of Revenue

There are currently no costs of revenue associated with the Company’s royalty revenue.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintain cash and cash equivalents with various commercial banks. These bank accounts are generally guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, cash balances at any single bank may be in excess of the FDIC insurance limit. The deposits are made with reputable financial institutions and the Company does not anticipate realizing any losses from these deposits.

Accounts Receivable

Accounts receivable relate to amounts due from television networks for pay-per-view presentations. Amounts due for pay-per-view programming are based primarily upon estimated sales of pay-per-view presentations and are adjusted to actual after intermediary pay-per-view distributors have completed their billing cycles.  An allowance for doubtful accounts is established when the Company believes collection of a receivable is doubtful.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Prepaid Expenses

Prepaid expenses consist primarily of costs for items that are being amortized over a one year period.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 825, Financial Instruments.” The carrying values of cash equivalents, accounts receivable, accounts payable, and payments due for acquired companies approximate fair value due to the short-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. At December 31, 2010 and June 30, 2011, the Company had no unrecognized tax benefits.

Loss per Share

The Company utilizes FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share are computed by dividing earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding and common shares to be issued. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Potential common shares include stock that would be issued on exercise of outstanding options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds and the assumed conversion of the preferred stock.  Since the Company has incurred losses for each of the reporting periods, all potential common shares are anti-dilutive, and accordingly are not taken into account for the diluted earnings (loss) per share calculations.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting standards, if adopted, will have a material effect on the Company’s financial statements.

Note 2.    Going Concern

The Company has incurred losses from operations and negative cash flows from operations since its inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s business plan calls for expanding the scale of live events and Internet operations. As a result, the need for cash has correspondingly increased.

The Company is currently seeking additional financing. However, there can be no assurances that it will be able to raise sufficient financing on favorable terms and conditions. There can be no assurances that the Company will raise sufficient financings on favorable terms and conditions.  The Company does have the ability to receive funds from the parent company, but there can be no assurances that those funds will be sufficient to support operations.

If the Company is unable to raise sufficient financing, it will be required to reduce its expansion programs and dramatically reduce costs by reducing administrative expenses and some lines of business. Such actions would limit its potential for growth. If sufficient additional financing cannot be obtained, the Company may have to curtail or reduce operations. Because there is no guarantee that the Company will succeed in accomplishing its objectives, substantial doubt exists about the Company’s ability to continue as a going concern.

Because of the Company’s historic net losses and negative cash flows, its independent auditors, in their report on the financial statements for the year ended December 31, 2010, expressed substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not contain any adjustments that may be required should the Company be unable to continue as an on-going concern

Note 3.     Acquisition by Stratus Media Group, Inc.

Pursuant to a letter agreement between Stratus Media Group, Inc. (“SMGI”) and ProElite, Inc. (“PEI”), the parties confirmed the closing of the purchase by SMGI of 100 shares of the Series A Convertible Preferred Stock (the “Preferred Shares”) effective June 14, 2011. Pursuant to the Certificate of Designations relating to the Preferred Shares, the amount of shares of PEI Common Stock issuable upon conversion of the Preferred Shares on a cumulative basis is equal to 95% of the sum of (a) the issued and outstanding shares of PEI as of the closing plus (b) any shares of PEI Common Stock issued after the closing upon exercise or conversion of any derivative securities of PEI outstanding as of the closing, subject to any adjustment for stock splits, stock dividends, recapitalizations etc. and, in all cases, after giving effect to the shares issuable upon conversion of the Preferred Shares.  The purchase price of the Preferred Shares was $2,000,000 which was paid during the period between October 21, 2009 and the closing date pursuant to the payment of cash and the assumption of certain liabilities. The cash payment has been used by PEI for payment of outstanding liabilities of PEI, general working capital and other corporate purposes. The Preferred Shares have voting rights on a fully diluted basis. The purchase and sale of the Preferred Shares was pursuant to the Strategic Investment Agreement dated October 9, 2009 (the “Agreement”) between PEI and SMGI, as amended.

At the date of acquisition, PEI had 65,955,862 common shares outstanding, which represents 5% of the total common shares outstanding assuming the conversion of the preferred shares into common stock.  As a result, the conversion of preferred shares into common shares would result in the issuance of 1,253,160,694 shares. Upon conversion by SMGI, there would be 1,319,116,520 total common shares outstanding, subject to increases arising from any future issuances of common shares upon the exercise or conversion of derivative securities outstanding at June 14, 2011.

Note 4.    Shareholders’ Equity

Preferred Stock

During 2010, the Company did not issue any preferred shares.  On June 14, 2011, the Company issued 100 shares of the Series A Convertible Preferred Stock to Stratus Media Group, Inc. pursuant to the letter agreement disclosed in Note 3.

Common Stock

During 2010, the Company did not issue any common shares.  In 2011, the Company issued 6,000,000 shares of common stock to settle all claims against the Company by Wallid Ismail Promocoes E Eventos LTDA EPP and Wallid Ismail (collectively “Wallid”).

Warrants

The following table represents warrant activity for the year ended December 31, 2010 and six months ended June 30, 2011.

Outstanding at December 31, 2009	12,015,137	$2.81
Granted	-
Cancelled	-
Forfeited	(150,000)	2.00
Expired	-
Outstanding at December 31, 2010	11,865,137	$2.82
Exercisable as of December 31, 2010	11,865,137	$2.82

Granted	-
Cancelled	-
Forfeited	-
Expired	(100,000)	$0.01
Outstanding at June 30, 2011	11,765,137	$2.82
Exercisable as of June 30, 2011	11,765,137	$2.82

Stock Options and Stock-based Compensation

The Company adopted its 2006 Stock Option Plan and amended the plan in 2007, reserving a total of 8,000,000 shares. The plan provides for the issuance of statutory and non-statutory stock options to employees, directors and consultants, with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Options granted under the plan generally vest quarterly over four years and have a life of 10 years.

The following table represents stock option activity for the year ended December 31, 2010 and six months ended June 30, 2011.

Outstanding at December 31, 2009	1,920,500	$2.61
Granted	-	-
Cancelled	-	-
Forfeited	(75,000)	$6.00
Expired	(125,000)	$6.00
Outstanding at December 31, 2010	1,720,500	$2.22
Exercisable as of December 31, 2010	1,700,188	$2.41

Granted	-
Cancelled	-
Forfeited	-
Expired	-
Outstanding at June 30, 2011	1,720,500	$2.22
Exercisable as of June 30, 2011	1,720,500	$2.22

The Company has not issued any stock options since 2008.  When the options were granted in 2008, the Company used a Black-Scholes option pricing model to estimate the fair value of stock-based awards with the assumptions noted in the following table:

Risk-free interest rate	1.84- 3.81%
Expected life, in years	.7 – 1.6
Expected volatility	96%
Dividend yield	0.00%

At December 31, 2010 and June 30, 2011 and 2010, the aggregate intrinsic value of options outstanding and the aggregate intrinsic value of options exercisable was zero.

The Company accounts for stock-based compensation arrangements with its employees, consultants and directors in accordance ASC Topic 718, “Compensation – Stock Compensation.”  Under the fair value recognition provisions of ASC Topic 718, the Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognizes compensation expense over the requisite service period, which is generally the vesting period. For the year ended December 31, 2010 and the six months ended June 30. 2011 and 2010, the Company incurred $225,625, $74,751 and $145,739, respectively, of expense related to stock based compensation for options that continue to be outstanding since 2008.  At June 30, 2011, $12,352 remains to be amortized for one month.  As of December 31, 2010, the weighted average remaining lives of options and warrants were 3.5 years and 1.9 years, respectively.

Note 5.  Income Taxes

As a result of the Company’s losses, no income taxes were due for 2010. The provision for income taxes was offset by an increase in the deferred tax asset valuation allowance.

Current income taxes (benefits) are based upon the year’s income taxable for federal, state and foreign tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income.

The significant components of the Company’s net deferred tax asset at December 31, 2010 are approximately as follows:

Net operating loss	$20,034,000
Options and warrants	6,286,000
Allowance for uncollectible accounts	107,000
Accrued expenses	1,023,000
Valuation allowance	(27,450,000)
$-

In assessing the realizability of deferred tax assets of $27,450.000 at December 31, 2010, management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. A valuation allowance has been recorded to offset the deferred tax assets as it is currently more likely than not that the assets will not be utilized. The valuation allowance increased approximately $325,000 in the year ended December 31, 2010.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at December 31, 2010 is approximately as follows:

Expected benefit at 34%	$278,000
State benefit, net of federal tax	48,000
Other	(1,000)
Change in valuation allowance	(325,000)
Benefit for income taxes	$-

At December 31, 2010, the Company had net operating loss carryforwards of approximately $48.5 million for federal tax purposes, expiring through 2030. In addition, the Company had net operating loss carryforwards of approximately $48.5 million for state tax purposes, which expire through 2020. However, the change in ownership that resulted from the Stratus acquisition of the Company may be an “ownership change” under Internal Revenue Code Section 382 which may restrict the ability of a corporation to utilize existing net operating losses.

Note 6.  Subsequent Event

Effective August 1, 2011, the Company entered a new lease for its current office space.  The lease continues through November 30, 2014.  Initially, the lease has a fixed monthly rent of $19,326 and is subject to annual increases of 3% per year.  The Company is not required to pay a fixed monthly rent for months 2 through 5.  Prior to this, the Company was leasing the office space on a month-to-month basis.